Exhibit (p(2)

JOHNSON ASSET MANAGEMENT
CODE OF ETHICS AND PERSONAL TRADING POLICY

1.1	Overview

The purpose of this Code of Ethics and Personal Trading Policy (“Code”) is to set forth standards of conduct and personal trading guidelines that are intended to comply with Rule 204A-1, as amended, and Rule 17j-1, as amended (collectively “the Rules”), of the Investment Advisers Act of 1940 (“Advisers Act”) and Investment Company Act of 1940 (“1940 Act”), respectively. This Code of Ethics and Personal Trading Policy has been adopted by Johnson Asset Management (“JAM”) to set forth standards of conduct and personal trading guidelines, for which, every director, officer and employee of JAM is required to follow.

On an annual basis, such persons will be required to acknowledge that they have received, read and complied with JAM’s Compliance Policy Manual, which incorporates this policy. Furthermore, any new director, officer, or employee of JAM will also be required to acknowledge that they have read and understand this policy.

Questions concerning this policy should be directed to the CCO.

1.2	Terms and Definitions

A.	Definitions (as used in this policy)

1.	“Federal Securities Laws” means the Securities Act of 1933 (the “1933 Act”), the Securities Exchange Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940 (the “1940 Act”), the Investment Advisers Act of 1940 (the “Advisers Act”), Title V of the Gramm-Leach Bliley Act, any rules adopted by the Securities and Exchange Commission (“SEC”) under any of these statues, the Bank Secrecy Act, and any rules adopted thereunder by the SEC or the Department of Treasury.

2.	“Control” has the same meaning as set forth in Section 2(a)(9) of the 1940 Act which is the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

3.	“Employee” has the same meaning as “Supervised Person” as set forth in Section 202(a)(25) of the Advisers Act. In summary, a supervised person is any officer, director, partner, and employee of JAM, and any other person who provides advice on behalf of JAM and is subject to JAM’s supervision and control.

4.	“Access Person” means any director and officer of JAM and employee of JAM or Johnson Financial Group (“JFG”) who, in connection with his/her regular functions or duties, obtains information regarding the purchase or sale of a security for a client.

5.	” Pecuniary interest” has the same meaning as set forth in Rule 16a-1(a)(2) of the 1934 Act; the opportunity to directly or indirectly profit or share in any profit derived from a security transaction.

6.	“Beneficial Ownership” has the same meaning as in Rule 16a-1(a)(2) under the Securities Exchange Act of 1934, as amended (the “1934 Act”) in determining whether a person is a beneficial owner for purposes of Section 16 of the 1934 Act. As a general matter, “beneficial ownership” will be attributed to an Access Person in all instances where the person has or shares (i) the ability to purchase or sell the security; (ii) voting power; or (iii) a direct or indirect pecuniary interest in such security, including through any contract, arrangement, understanding, relationship or otherwise.

Beneficial ownership typically includes:
a.	Securities held in a person’s own name;
b.	Securities held with another in joint tenancy, as tenants in common, or in other joint ownership arrangements;
c.	Securities held by a bank or broker as nominee or custodian on such persons’ behalf or pledged as collateral for a loan;
d.	Securities held by immediate family members sharing the same household (“immediate family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships); and
e.	Securities owned by a corporation which is directly or indirectly controlled by, or under common control with, such person.

Any uncertainty as to whether an Access Person beneficially owns a security should be brought to the attention of the CCO.

7.	“Private Placement” means an offering that is exempt from registration under the 1933 Act.

8.	“Purchase or sale of a security” includes, among other things, the writing of an option to purchase or sell a Security, the conversion of a convertible Security, and the exercise of a warrant for the purchase of a Security.

9.	“Security” has the same meaning as that set forth in Section 2(a)(36) of the Investment Company Act of 1940, as amended.

10.	“Fund” means each of the registered investment companies for which JAM serves as investment adviser or sub-adviser.

11.	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

1.3	Standards of Conduct

The Advisers Act imposes a fiduciary duty on all investment advisers, including JAM. As a fiduciary, JAM has a duty of utmost good faith to act solely in the best interests of each of its clients. Clients entrust the firm with their funds, which in turn places a high standard on the conduct and integrity of JAM employees and supervised persons. This fiduciary duty compels all employees and supervised persons to act with the utmost integrity in all dealings. This fiduciary duty is the core principle underlying this Code of Ethics and Personal Trading Policy, and represents the expected basis of all dealings with JAM clients.

In connection with these expectations, JAM has established the following core principles of conduct. While the following standards are not all-encompassing, they are consistent with JAM’s core belief that ethical conduct is premised on the fundamental principals of openness, integrity, honesty and trust.

A.	General Prohibitions

The Rules prohibit fraudulent activities by employees. Specifically, it is unlawful to:

1.	Employ any device, scheme or artifice to defraud a client;
2.	Make any untrue statement of a material fact to a client or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;
3.	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or
4.	To engage in any manipulative practice with respect to a client.

B.	General Core Principles

1.	The interests of clients will be placed ahead of JAM’s;
2.	Personal securities transactions shall be conducted in a manner consistent with this policy, so as to avoid any actual or perceived conflicts of interest, and any abuse of position of trust and responsibility;
3.	All persons shall refrain from taking inappropriate advantage of their position within JAM;
4.	Diligence and care will be taken in maintaining and protecting nonpublic information concerning JAM’s clients (see JAM’s Privacy Policy or Notice);
5.	Non-public inside information shall not be used in connection with trading in personal accounts and on behalf of JAM clients, including trading on non-public information related to any affiliated or sub-advised mutual fund;
6.	Employees are required to abide by JFG’s Code of Ethics;
7.	Employees are expected to abide by the spirit of the CFA Institute’s Code of Ethics and Standards of Professional Conduct, a copy of which is maintained by the CCO; and
8.	JAM will strive to foster an environment which encourages a healthy culture of compliance.

C.	Personal Conduct

1.	Acceptance of Gifts. Employees are prohibited from receiving any gift, gratuity, hospitality, or other offering of more than de minimus value (not to exceed $100 annually) from any person or entity doing business with JAM or on behalf of JAM or any of its clients, and under no circumstance may accept cash. This gift policy generally excludes items or events where the employees have reason to believe there is a legitimate business purpose, for example, business entertainment such as dinner or a sporting event, of reasonable value, if the person or entity providing the entertainment is present.

2.	Service as Director for an Outside Company. Any employee wishing to serve as director for an outside company (public or private) must first seek the approval from the CCO. In reviewing the request, the CCO will determine whether such service is consistent with the interests of the firm and its clients.

3.	Outside Business Activities. Any employee wishing to engage in business activities outside of JAM’s business must seek approval from the CCO and if requested, provide periodic reports to the CCO summarizing those outside business activities.

4.	Compliance with Federal Securities Laws. Employees are expected to comply with federal securities laws. Strict adherence to all JAM Polices and Procedures will assist such persons with this important requirement.

D.	Protection of Material Nonpublic Information

1.	Employees are expected to exercise diligence and care in maintaining and protecting client nonpublic, confidential information.
2.	Employees are also expected to not divulge information regarding JAM’s securities recommendations or client securities holdings to any individual outside of the firm, except:
a.	As necessary to complete transactions or account changes (for example, communications with brokers and custodians);
b.	As necessary to maintain or service a client or his/her account (for example, communications with a client’s accountant);
c.	With various service providers providing administrative functions for JAM (such as its technology service provider), only after we have entered into a contractual agreement that prohibits the service provider from disclosing or using confidential information except as necessary to carry out its assigned responsibilities and only for that purpose; or
d.	As permitted by law.
3.	Employees are expected to adhere to the JohnsonFamily Funds’ policy on disclosure of mutual fund holdings.

1.4	Personal Trading Policy

A.	General Guidelines

1.	Transactions for clients will have priority over personal securities transactions.

2.	Personal securities transactions should not adversely impact a client’s account.

B.	Prohibited Transactions

1.	Access Persons may not purchase or sell, directly or indirectly, any security (in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership) if:

a.	Such security is being considered for purchase or sale by client(s);
b.	The client has a pending buy or sell order in the same security until the client’s order is executed or withdrawn; or
c.	Such security is being purchased or sold by a client that same day.

2.	Employees are precluded from executing personal securities transactions of issuers about which JAM has inside information. Refer to the Insider Trading Policy for more information.

C.	Personal Trading Restrictions — Initial Public Offerings and Private Placements

Access Persons may not acquire any securities in an initial public offering or private placement without express prior written approval from the CCO (the CCO’s pre-clearance request(s) will be reviewed and approved by the CIO). Investment personnel should disclose to the client their investment in a private placement security if he or she takes part in JAM’s subsequent decision to recommend or purchase any security of that issuer to the client.

D.	Pre-Clearance of Personal Securities Transactions

Each Access Person is required to obtain approval from the CCO prior to purchasing or selling any security (the CCO’s pre-clearance request(s) will be reviewed and approved by the CIO). Once approved, the pre-clearance authorization is effective until the end of that trading day, unless extended or revoked at the discretion of the CCO. Failure to execute the transaction will void the pre-clearance approval, requiring resubmission of the pre-clearance request.

Pre-clearance is not required for transactions involving the following securities:

1.	Shares of registered open-end investment companies (transactions involving JohnsonFamily Funds require quarterly and annual reporting as described in Section 1.5 of this policy);
2.	Securities issued by the United States Government;
3.	Short-term debt securities that are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act;
4.	Bankers’ acceptances;
5.	Bank certificates of deposit;
6.	Repurchase agreements;
7.	Shares of money market funds; and
8.	Commercial paper.

1.5	Reporting Requirements

A.	Reporting Requirements by Access Persons

Access Persons are not required to report transactions or holdings in the following securities:

a.	Shares of registered open-end investment companies, except for transactions involving JohnsonFamily Funds, which are reportable unless affected through an Automatic Investment Plan. (The investment allocation of the Automatic Investment Plan must be determined in advance of the actual trade in order to utilize the exemption.);
b.	Shares issued by unit investment trusts that are invested exclusively in one or more open-end investment companies, none of which are JohnsonFamily Funds;
c.	Securities issued by the United States Government;
d.	Short-term debt securities that are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act;
e.	Bankers’ acceptances;
f.	Bank certificates of deposit;
g.	Repurchase agreements;
h.	Shares of money market funds; and
i.	Commercial paper.

1.	Quarterly Reports. Within 30 calendar days following the end of each calendar quarter, each Access Person shall submit to the CCO (the CCO’s reports will be reviewed by the CIO) for review a quarterly report (see Appendix A) reflecting all personal securities transactions (including transactions with any JohnsonFamily Funds) that took place during that quarter in which such person had a direct or indirect beneficial ownership interest. Investment statements may be attached to this report in lieu of filling out the form so long as the statements contain all the required information, as described below. If an Access Person had effected no transactions that quarter, s/he shall complete the report and indicate that no transactions had taken place for that quarter.

Information to be included on this quarterly transaction report, or attached investment statements, is as follows:

•	Trade Date
•	Security Name
•	Ticker Symbol, CUSIP number

•	Number of Shares or Par
•	Interest Rate and Maturity
•	Type of Transaction (Purchase, Sale or Other)
•	Price
•	Principal Amount
•	Broker Name
•	Account Number
•	Date of Report

2.	Initial Portfolio Holdings Report. New Access Persons are required to provide a report of all personal securities holdings to (including holdings in any JohnsonFamily Funds) the CCO within 10 days upon becoming an Access Person of JAM. Investment statements may be attached to this report in lieu of filling out the form. The report (see Appendix B), or attached investment statements, should be current as of a date not more than 45 days prior to the individual becoming an Access Person and should contain the following information:

•	Account Number
•	Security Name
•	Ticker Symbol or CUSIP number
•	Number of Shares or Par
•	Principal Amount
•	Broker or Bank Name
•	Date of the Report

3.	Annual Portfolio Holdings Report. All Access Persons are required to provide a report of all personal securities holdings including (including holdings in any JohnsonFamily Funds) to the CCO on an annual basis, defined as every 12 months. Investment statements may be attached to this report in lieu of filling out the form. The report (see Appendix B), or attached investment statements, should be submitted within 30 days following year-end and reflect holdings, as of a date not more than 45 days before submission, and should contain the following information:

•	Account Number
•	Security Name
•	Ticker Symbol or CUSIP number
•	Number of Shares or Par
•	Principal Amount
•	Broker or Bank Name
•	Date of the Report

B.	Submission of Duplicate Confirmations and Periodic Statements

Each Access Person should arrange for duplicate copies of trade confirmations and periodic statements of his or her investment accounts to be sent to the CCO. This requirement applies to any account over which the Access Person has direct or indirect beneficial ownership (as defined in section 1.2), including accounts holding JohnsonFamily Funds.

1.6	Record Retention Requirements

JAM will keep the following records regarding this Code of Ethics and Personal Trading Policy:

1.	Current and historic copies of this Code of Ethics and Personal Trading Policy;
2.	Employee’s written acknowledgements of receipt of the Compliance Policy Manual, which incorporates this Code of Ethics and Personal Trading Policy;
3.	Historic listings of all employees subject to this Code of Ethics and Personal Trading Policy;
4.	Violations of the Code of the Ethics and Personal Trading Policy, and records of action taken as a result of the violations;
5.	All personal transaction reports made by Access Persons and/or copies of investment account confirmations and statements;
6.	Written personal security trading approvals, including documentation of the reasons for the approval; and
7.	Any reports made to the Fund’s Board of Directors.

1.7	Reporting of Violations

All employees are required to report promptly any violation of this policy (including the discovery of any violation committed by another employee) to the CCO. Examples of items that should be reported include, but are not limited to: noncompliance with federal securities laws, conduct that is harmful to clients, and purchasing securities contrary to the personal trading policy. The CCO will determine whether such violations are material and, therefore, should be reported to the JohnsonFamily Funds’ Board of Directors and/or to JAM’s Board of Directors (the “Board”).

All such persons are encouraged to report any violations or perceived violations as it will not be viewed negatively by JAM management, even if the reportable event, upon investigation, is determined to be non-volitional in nature.

1.8	Sanctions

The Board may impose sanctions as it deems appropriate upon any person who violates this Code of Ethics and Personal Trading Policy. Sanctions may include a letter of censure, suspension of employment, termination of employment, fines, and disgorgement of profits from prohibited or restricted transactions.

Date Approved: 01-23-20006

Appendix A

JOHNSON ASSET MANAGEMENT
QUARTERLY PERSONAL TRANSACTION REPORT
FOR THE QUARTER ENDED: ____________

CONFIDENTIAL

Access Person Name:_______________________     Access Person Signature:_____________________________   Date:________

I am reporting below all transactions required to be reported for the quarter pursuant to JAM’s Code of Ethics and Personal Trading Policy. I have completed and returned this form by the 30th calendar day following quarter-end.

Required Transactions to Report

I am required to report all transactions in securities* and JohnsonFamily Funds (including any other affiliated mutual funds) in which I have a direct or indirect beneficial ownership interest. I am also required to report any transaction executed within an automatic investment plan that overrides a pre-determined schedule.

* “Securities” include stocks, bonds, closed-end mutual funds and exchange-traded funds.

Transactions Not Required to be Reported

I am not required to report transactions in unaffiliated registered open-end investment companies, securities issued by the United States government, bankers’ acceptances, bank certificates of deposit, commercial paper, money market funds and repurchase agreements and transactions effected through an automatic investment plan as defined in the Code of Ethics/Personal Trading Policy.

SECTION 1: Transaction Reporting

Check one or more applicable boxes:

|_|	I had no reportable transactions during the period.
|_|	I had reportable transactions, as disclosed in Section 3 below.
|_|	I had reportable transactions, as disclosed in the attached investment account statements.
|_|	I opened/closed a new investment account, as disclosed in Section 2 below.

SECTION 2: Accounts Opened/Closed During Quarter (Attach a separate sheet if necessary.)

Financial Institution’s Name	Account Number	Indicate Opened or Closed		Date
		|_| Opened	|_| Closed

		|_| Opened	|_| Closed

SECTION 3: Reportable Transactions (Attach a separate sheet as necessary.)

Trade Date	Security Name and Ticker/CUSIP	Number of Shares / Par Int. Rate / Maturity	Purchase / Sale / Other	Price	Principal Amount	Financial Institution’s Name	Account Number

Reviewer:___________

Date:______________

Appendix B

JOHNSON ASSET MANAGEMENT
INITIAL AND ANNUAL PORTFOLIO HOLDINGS REPORT
CONFIDENTIAL

Access Person Name:______________________

Access Person Signature:___________________________________         Date:___________________

I am reporting below all personal portfolio holdings information required to be reported initially upon employment with JAM (within 10 days of employment) and on an annual basis pursuant to JAM’s Code of Ethics and Personal Trading Policy (within 30 days of calendar year-end). Securities reported must be current within 45 days of the date of this report.

Required Portfolio Holdings to Report

I am required to report holdings of all securities and JohnsonFamily Funds (including any other affiliated mutual fund) held in accounts in which I have a direct or indirect beneficial ownership interest as described in JAM’s Code of Ethics and Personal Trading Policy.

Holdings Not Required to be Reported

I am not required to report holdings in the following securities: registered unaffiliated open-end investment companies, securities issued by the United States government, bankers’ acceptances, bank certificates of deposit, Repurchase agreements, commercial

PORTFOLIO HOLDINGS INFORMATION

Check one or more applicable boxes:

|_|	I have no reportable personal securities holdings.
|_|	I have reportable personal securities holdings, as disclosed below (attach additional sheets as necessary).
|_|	I have reportable securities holdings, as disclosed in the attached investment account statements.
|_|	JAM is in receipt of investment account statements reflecting my personal securities holdings.

Account Number	Security Name and Ticker/CUSIP	Number of Shares/Par	Principal Amount	Broker or Bank Name

Reviewer:_____________

Date:_________